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                         EXHIBIT INDEX

      EXHIBIT NO.                TITLE OF DOCUMENT

          23.  1a.      Consent of Kenny S&P Evaluation Services, a
                        division of J.J. Kenny Co., Inc.

               1b.      Consent of Deloitte & Touche LLP

          27.           Financial Data Schedule